                            _________________________________________________________________________
Press Release
For Immediate release

________________________________________________________________________
Invesco Ltd. Announces December 31, 2009
Assets Under Management

Investor Relations Contact Aaron Uhde                   404 479 2956
Media Relations Contact Doug Kidd                         404 479 2922

Atlanta, January 11, 2010 --- Invesco Ltd. (NYSE: IVZ) today reported preliminary month-end assets under management of $423.1 billion.

	Ending Assets Under Management
(In billions)	December 31, 2009 (a)	November 30, 2009	October 31, 2009	September 30, 2009
Total AUM ex Institutional Money Market	$343.6	$337.7	$331.6	$330.0
Institutional Money Market (b)	$79.5	$81.1	$82.6	$86.9
Total	$423.1	$418.8	$414.2	$416.9

(a)	Preliminary – subject to adjustment.
(b)	Money Market assets include only institutional money market assets.

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security.  By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world.  Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

###